EXHIBIT 21.1

                              SMARTDISK CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                                                    State or
                                                 Jurisdiction of   Percentage of
               Subsidiary                          Incorporation     Ownership
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SmartDisk Holding GmbH                            Switzerland         100%
SmartDisk (Cayman) Ltd.                          Cayman Islands       100%
SmartDisk Switzerland GmbH                        Switzerland         100%
SmartDisk International, L.L.C.                     Delaware          100%
SmartDisk Personal Storage Systems Corporation      Delaware          100%
VST International Limited                           Barbados          100%
SmartDiskette Limited                            United Kingdom       100%
SmartDiskette GmbH                                  Germany           100%
SmartDisk Limited                                United Kingdom       100%